Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

DBRN - Q2 2008 Dress Barn Earnings Conference Call

Event Date/Time: Feb. 27. 2008 / 4:30PM ET

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Final Transcript
Feb. 27. 2008 / 4:30PM ET, DBRN - Q2 2008 Dress Barn Earnings Conference Call

CORPORATE PARTICIPANTS
David Jaffe
Dress Barn Inc. - CEO, President
Armand Correia
Dress Barn Inc. - CFO
Keith Fulsher
Dress Barn Inc. - Chief Merchandising Officer, Dress Barn
Lisa Rhodes
Dress Barn Inc. - Chief Merchandising Officer, Maurice's

CONFERENCE CALL PARTICIPANTS
Gary Giblen
Goldsmith and Harris - Analyst
Janet Kloppenburg
J.J.K. Research - Analyst
Chris Kim
J.P. Morgan - Analyst
Mark Montagna
C.l.King and Associates - Analyst
Shaun Smolarz
Sidoti and Company - Analyst
Erin Moloney
Merriman Curhan Ford - Analyst
Robin Murchinson
SunTrust Robinson Humphrey Capital Markets - Analyst
John Hocken
Whitney - Analyst
Mark Bettinger
Stanford Group. - Analyst
Brian Ronnick
BLR Capital Markets - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to Dress Barn, Inc. 's, second quarter fiscal 2008 earnings conference call. At this time, all participants are in a listen-only mode. Later the Company will conduct a question and answer session and instructions will follow at that time. As a reminder, this conference call is being recorded. I would now like to turn the call over to Mr. David Jaffe, President and CEO of Dress Barn, Inc. Please go ahead, Mr. Jaffe.

David Jaffe - Dress Barn Inc. - CEO, President

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Final Transcript
Feb. 27. 2008 / 4:30PM ET, DBRN - Q2 2008 Dress Barn Earnings Conference Call

Thank you. Good afternoon, everyone. Thank you for joining us today for review and discussion of the Company's fiscal second quarter results. With me are Armand Correia, CFO, Keith Fulsher and Lisa Rhodes, CMOs for Dress Barn stores and Maurice's stores. Before our prepared remarks, Armand will make a few introductory comments.

Armand Correia - Dress Barn Inc. - CFO

Thank you, David.

Our discussions during this call may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please note that actual financial results of the Company for the period being discussed may differ materially from the financial results projected or implied in the forward-looking statement. Additional information concerning factors that could cause actual financial results to differ materially from the projected results, is contained in the Company's annual report on Form 10-K and in other documents, filed by the Company with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements. No recording or rebroadcast of this call is permitted without the Company's express written permission. Today, after the close of the market, the Company issued a press release outlining its financial and operating results for the fiscal second quarter ended January 26th, 2008. Announcement of this call was previously issued across the news wire services, and this presentation is being simulcast on the Dress Barn, Inc. website, dressbarn.com. A recording of this call will be made available shortly after its conclusion and until March 28 of 2008. Information on accessing the recording is available on today's issued press release.

I'd like to now turn it back to David Jaffe.

David Jaffe - Dress Barn Inc. - CEO, President

Thanks Armand. Dress Barn, Inc.'s business in the second quarter was largely as we had anticipated, and continued the trend experienced in our our first fiscal quarter. DB, Inc.'s comp sales for the second quarter were down 4% with the Dress Barn division off 7% and Maurices' up 2%.

The Christmas season was particularly difficult as consumers held back on apparel spending. Our overall results for this period were off a disappointing 14% in sales with an even greater drop in merchandise margins. For February, comp sales improved to a positive low single digits for DB Inc., with with Dress Barn down low single digits and Maurices' up high single digits. The Dress Barn customer has retained her cautious approach to spending favoring merchandise on promotion, in particular. As a result, we continue to take relatively deep but necessary markdowns to get inventories in shape for the spring season. We are maintaining our revised plan, which we believe adequately reflects this difficult environment.

The Maurices' customer who represents a younger demographic, continues to shop and numerous merchandising and marketing initiatives have performed well. Inventories are in excellent shape and the outlook for spring is positive.

Currently as you know, the consumer continues to be hesitant in general. Our belief is that this will continue to impact our business throughout spring and into the fall.

We believe we're appropriately prepared for this and will maintain our plan while keeping inventories at the right level.

I'll now turn it back to Armand for a review of our financial performance.

Armand Correia - Dress Barn Inc. - CFO

Thank you, David.

Our overall financial results for our fiscal second quarter of 2008 were well short of our initial expectations, but consistent with our previously announced view of how we are likely to do for the full year. We did continue to see mixed performance, with Maurices' remaining relatively strong during the second quarter and we were also up against very difficult comparisons with the year ago quarter posting record sales and earnings. Our second fiscal quarter is historically our seasonally softest quarter of the year from an earnings standpoint. Quarterly total net sales increased 2% to $45.6 million dollars while comparable store sales decreased 4%, compared to last year's 5% increase for the same quarter.

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Final Transcript
Feb. 27. 2008 / 4:30PM ET, DBRN - Q2 2008 Dress Barn Earnings Conference Call

By brand, Dress Barn stores net sales decreased overall 4% to $204.1 million dollars, compared to last year's $213.1 million dollars while comparable store sales decreased 7% compared to last year's 5% increase. By region, Texas and the Gulf states posted the better sales results while the Southeast including Florida and the west coast had the weaker results. Regarding store sales metrics; Dress Barn stores total sales transactions decreased 1%, reflective of the weak consumer traffic. Average unit retail decreased 6.5%, primarily due to higher Markdowns during the quarter while units per transaction actually increased 2.5%, which shows that markdowns were effective in reducing inventory levels. This netted to a 4% overall decrease in the average dollar sale for the Dress Barn stores.

Quarterly net sales for Maurices' increased to $141.5 million dollars, compared to $127.2 million last year. The increase was primarily driven by new store growth in a comparable store sales increase of 2% on top of last year's 4% increase. At Maurices' comparable store sales increased in all the regions with the Midwest leading the way. Some of the key Maurices' quarterly sales metrics include average unit retail increasing 5 .5%, while units per transaction increased 2%, netting a very strong 7.5% increase in average dollar sales. These improved metrics more than offset the 6.5% traffic decline. For the quarter, total net earnings decreased to $7.4 million dollars. Diluted earnings per share were $0.12. I should note that this includes the favorable impact of a $0.03 per share from certain one-time tax times. This compares to net earnings of $17 million dollars or $0.24 cents in the year ago period.

Excluding the 3$0.03 per share favorable impact from the tax item, earnings per share would have been $0.09, exceeding the street mean estimate of $0.06 per share. Quarterly operating income decreased to $8.5 million compared to last year's $23 million, and as a percent of sales, came in at 2.5%, compared to last year's 6.8%.

By brand, Dress Barn stores posted an operating loss for the second quarter of $4.4 million compared to last year's operating income of $10.6 million or 5% of sales. This operating income swing from last year to this year as a percent to sales was 720 basis points and primarily due to a 510 basis point decline in gross profit, resulting from increased markdowns in order to reduce our inventory levels. Within the gross profit of the 510 basis points decrease, 190 basis points were do to deleverage on buying occupancy costs and the remaining 320 basis point decrease was a merchandise margin. The remaining operating margin variance was 210 basis points from the deleverage impact of various SG&A expenses.

Maurices' quarterly operating income, on the other hand, came in at a solid $13 million, compared to $12.5 million last year. And as a percent of sales, was 9.2%, slightly down versus the strong 9.8% posted last year. The decrease was due to the 2% comparable store sales increase during the quarter which was below our tipping point for SG&A leverage. Gross profit came in at a healthy 38.6% for Maurices' increasing 80 basis points versus last year's 37.8%, and due primarily to higher initial markup. Quarterly total SG&A as a percent of sales increased 180 basis points coming in at 29.4% compared to 27.6% last year. Primarily reflective of deleveraging from the 4% decrease in comparable store sales.

By brand, Dress Barn stores SG&A increased 210 basis points to 31.7%. Again, primarily from the deleverage of the 7% decrease in comparable store sales. Maurices' SG&A as a percent of sales, increased 170 basis points to 26%, reflective of deleverage from the 2% increase in comparable store sales. Of the 170 basis points increase, 100 basis points were from the increased marketing cost, as we continue to aggressively market the Maurice brand.

A quarterly effective tax rate decreases to 26% and is reflective of the favorable impact of $0.03 to earnings per share from certain one-time items. We believe a 39% rate is more appropriate for the remainder of fiscal 2008. Average shares outstanding for the quarter was 60.2 million shares, however, for diluted earnings per share calculations, 63.3 million shares were used. The difference includes 2.1 million shares for the convertible and conversion feature of 2.5% senior note, and one million shares from share based compensation.

Reviewing some key financial highlights for the six month period, net sales increased to $709.3 million an increase of 2% over $698.8 million for the same period last year while comparable store sales decreased 3% during this period. Net earnings for the six month period were $27 million dollars or $0.42 per diluted share, compared to $44.4 million or $0.64 per diluted share last year, the same six month period.

Operating margins as a percent of sales were 7 -- 5.6% compared to 9.6% last year. By brand, Dress Barn's operating margin was 1.8% and Maurices' was 11.6% of sales.

Now, turning to our balance sheet. We ended the quarter with a strong balance sheet. Cash and marketable securities increased to $225 million or approximately $3.56 per share. Total inventories increased 2% to $161 million primarily due to Maurices' store growth. The increase in the inventory was well below our store growth for both brands.

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Final Transcript
Feb. 27. 2008 / 4:30PM ET, DBRN - Q2 2008 Dress Barn Earnings Conference Call

By brand, Dress Barn stores total inventory at cost was $107.7 million down 2.5% versus last year's $110.3 million dollars. Despite an increase of 2% in net store growth from last year, we made good progress reducing inventory levels it during the quarter by tightly managing inventories. Average store inventories at cost, ending the quarter for Dress Barn stores was down 4%, while inventory per square foot was also down 5.5% ending the quarter. On a seasonal basis, inventories were very comparable to last year.

For Maurices' total inventory of cost came in at $53.6 million, an increase of 12.5%, which is supported by the net store growth increase of 13.5% year-over-year. Average store inventories at cost were flat ending the quarter, well below their recent sales trend, and inventory per square foot was also flat. On a seasonal basis, inventories were slightly more current than last year heading into the new spring season.

Capital expenditures for fiscal 2008 are estimated at approximately $73 million, with approximately $40 million allocated for the Dress Barn brand and $33 million allocated for the Maurice brand. Our capital expenditures are primarily for new store growth, remodels, and new systems.

Commenting on the current tone of business as David said, during February we have seen some encouraging signs of improved business for both brands, with our Dress Barn stores, comparable store sales coming in the low negative single digits, while Maurices' increasing in the high single digits.

Looking ahead, despite these encouraging signs, we will continue to take a conservative approach to plan our business while maintaining a balance between the ongoing challenges of the consumer market and our long term growth opportunities. Our focus will remain on managing our inventories tightly and on controlling costs. Inventory levels for the new spring season are being planned for Dress Barn stores to decrease in the mid single digits over the prior year and on an average store basis a similar decrease. While at Maurice', average store inventories for spring are also being planned down in the mid to low single digits compared to last year, with comparable store sales estimated to increase in the mid single digits. We believe that the lower inventories will not affect our ability to increase sales going forward. Comparable store sales comparisons for spring will be easier for Dress Barn stores, up against a flat performance last year, while at Maurices' a bit more challenging as last year they had a strong 11% increase.

This year's early Easter, by two weeks, occurring in March versus April last year could further help increase earlier spring sales at our Dress Barn stores as it is traditionally one of the strongest selling periods of the year. However, the key will be weather as we had good weather in March last year, helping to produce strong sales results.

I would now like to introduce Keith Fulsher, Dress Barn Store's Chief Merchandising Officer.

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

Thanks, Armand.

As David and Armand have told you business was very difficult for Dress Barn stores during the second quarter. Most of our casual and career businesses fell significantly short of sales plan. This poor selling trend caused us to take deeper than planned markdowns to keep our seasonal inventories in line which dramatically impacted our margins. Although the bottom line results were well below our initial expectations, we did achieve our goal of getting our inventories in line by the beginning of the quarter, with inventory down 4% on an average store basis and currency of inventory comparable to last year.

Looking forward to spring '08 we are taking a conservative approach regarding anticipated sales and the inventory levels needed to achieve those sales. In order to accomplish this, we are leaving ample open to buy, to react to business trends and we are buying closer to need by working with our manufacturers to achieve faster turnaround times. During this challenging business environment it is critical that we avoid carrying excess inventory.

On the product side, I'm encouraged by some of our early spring selling trends. We're starting to sell more color in addition to black and white. Solid basics are selling well out of the box. We are getting good reads on new trapeze and baby doll shapes, with fashion knits and sweaters performing well. The casual and career jacket business continues to be strong, and we are pleased with the results of our annual spring suit event. Jewelry and accessories which usually perform well during a weak economy are relatively strong; however, our biggest business for the spring season,dresses, is off to a slower start when compared to last year's record performance. Although business has picked up in recent weeks, we need to see how March sales and the all important Easter season unfold before we can get an accurate read on the balance of the season.

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Final Transcript
Feb. 27. 2008 / 4:30PM ET, DBRN - Q2 2008 Dress Barn Earnings Conference Call

In summary, I believe we have the strategies in place to weather a tough business environment. Fashion right merchandise, coupled with strong inventory control.

I'd now like to turn it over to Lisa Rhodes, Chief Merchandising Officer of Maurices'.

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

Thanks, Keith.

At Maurices' we achieved a 2% comp increase for the second quarter. Although December did not meet expectations we rebounded nicely in January and have seen those trends continue with strong February comps. We maximized post holiday gift card business by satisfying more guests. Our commitment to lifestyle concept shops along with our healthy ownership of spring product offered the customer variety and newness. This supported both conversion and higher average dollar sales at store level. Our positive second quarter results came from continued strength within well established knit top and denim categories as well as strong performance from the newer developing, We're-At-Work and Lounge businesses.

The core casual collection was driven by hoodies, longer length tops, layering pieces and screened tees, paired with the perfect 5-pocket jean in darker washes. Our dressy collections featured two and three colored geometric patterns, progressive layering piece options, and solid rib sweaters, merchandised back to our strong dress pant offering. In addition, we saw significant contributions from outer wear and dresses. Outer wear was driven by fashion silhouettes and patterned styles.

Disappointments during the quarter included jewelry, embellished holiday looks and heavy weight sweaters. The plus-size business continues to develop and meet expectations. Sales drivers for this shop have been fashion knit tops, five pocket jeans and casual bottoms.

Looking forward to the spring selling season, our assortment will be driven by variety. The casual assortment will range from fun and flirty fashion tops with feminine touches tied back to denim, to cool comfort in shades of brown, turq, red and yellow paired with eco friendly screens and plaid shorts. Our dressy collections will offer rich luxurious colors with touches of ruffle and lace as well as the simplicity of black and white patterns, matched to black bottoms.

Finally, the continued maturation of the new plus-size offering should only add to Maurices' third quarter performance.

As Armand mentioned earlier, our inventories are well positioned heading into third quarter, strong selldowns throughout the second quarter have our fall inventories flat to last year. With inventories fully transitioned to spring and the customer reacting favorably to the initial spring assortment we are ready to take advantage of the earlier Easter timing. We believe the continued development of Wear-At-Work and plus-size shops compliment our traditionally strong spring casual business. We're optimistic our trends will stay solid through the upcoming quarter and look forward to a successful spring season.

I'd now like to turn the call back to David Jaffe.

David Jaffe - Dress Barn Inc. - CEO, President

Thanks, Lisa.

Turning to marketing, during the second quarter at Dress Barn, we sent out three major direct mail pieces that anniversaried the same events last year, generating strong response rates, but lower ADS due to higher markdowns. Strategically this year, however, we did a number of things differently to help drive traffic and sales. First, we reallocated money to substantially increase quantities mailed. Second we tested different formats for the holiday book, plus a supplemental holiday postcard to incremental segments within our database. Finally, we incorporated new more aggressive offers.

Separately, gift cards were flat versus last year while the Dress Barn credit card market share rose slightly to 24.5%. For the third quarter, coupled with our national print image campaign, our focus is to drive sales through two key direct mail pieces, our spring sale postcard and a spring fashion book with a supplemental postcard and gift with purchase. These will incorporate all the variables that we tested in the second quarter, increased quantities, supplemental formats and multiple new offers

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Final Transcript
Feb. 27. 2008 / 4:30PM ET, DBRN - Q2 2008 Dress Barn Earnings Conference Call

At Maurice's, the second quarter we had one primary mailer as well as a supplemental mailer to our best Maurice's credit card customers and have implemented some new customer contact strategies, like birthday cards and reactivation mailers. Second quarter market share for Maurice' credit card was flat at just over 28% and gift card sales and redemption was strong up almost 25% over last year. For the third quarter, we have one primary mailer in March, due to the shift in Easter, we were able to offset our February mailer with our BOGO event, and we're excited about the opportunity to increase this March mailer by 80% based on the shift in Easter and the growth of our database.

In real estate, Dress Barn opened 20 stores in the fall season and closed 22. With 19 openings and eight closings this spring, we are on track to achieve a net square footage increase of 1% for the fiscal year. Maurices' opened 31 stores and closed none in the first half of the fiscal year. This spring we are planning on another 39 plus three closings with net square footage growth of 11%. These options do not include 20 relocations, primarily out of malls and into strip centers

Concluding, as we said prior to today's call, we have reduced sales expectations for the spring season to flat overall for Dress Barn, Inc. This reflects a projected minus 3 comp for Dress Barn and a plus 5 for Maurices'. We planned and bought into this lower sales estimate. As Armand mentioned we will remain focused on manage you are our inventories tightly while controlling costs. As a result, we are still comfortable with our previously released guidance in the range of $1.05 to $1.10. We will also continue to invest in our future to support our growth initiatives. New store opportunities will be pursued in attractive new markets or to fill in existing ones. Major projects with compelling ROI's like our POS upgrade and the new merchandising system at Dress Barn, will be implemented.

We believe the downturn in economy and women's apparel specifically presents an opportunity to take market share from our competition. As such, our investment horizon is much longer than the length of the current economic cycle.

I would also note that we have alternatives available to us because of the strength of our balance sheet. We are continuing to search for strategic acquisitions, and we also have a board approved 100 million dollar stock buy back. No merchandises have been made yet as we are building our cash for potential acquisition. At each board meeting we evaluate our stock price, acquisition opportunities and projected cash needs to determine the appropriate course of action. We think that regardless of which path we end up moving down, that we have a significant opportunity to drive value and to develop our business.

Thank you for your continued interest in Dress Barn Inc, and I will now open it up to questions. Operator?

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 QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS)

Gary Giblen - Goldsmith and Harris - Analyst

Your first question comes from the line of Gary Giblen with Goldsmith and Harris. Please proceed. Hi. Hello everybody.

David Jaffe - Dress Barn Inc. - CEO, President

Hi.

Gary Giblen - Goldsmith and Harris - Analyst

Are accessories and jewelry growing more or less as you're aiming to, or is that recession impacted?

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

I think --

David Jaffe - Dress Barn Inc. - CEO, President

Go ahead.

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

I think that during times where there's an little bit of an economic downturn, that those businesses gain in importance. And that's basically what we're planning for the spring season. Certainly if you look at our fall results, those were two of our strongest categories, accessories and jewelry, so we're focusing on growth in those categories for spring. In Dress Barn stores.

Gary Giblen - Goldsmith and Harris - Analyst

And those remain comfortably above the average apparel margin?

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

Yes.

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Gary Giblen - Goldsmith and Harris - Analyst

Wow, and my second question is, is competitive activity rational or are people panicking because of the weak consumer and doing, you know, any unusually crazy promotions?

David Jaffe - Dress Barn Inc. - CEO, President

I think from a high level perspective we saw some craziness during the holidays, but for good cause. It was really tough and a lot of us had too much inventory that we just had to clear out. What we're seeing at this point going into spring with everyone having fresh inventories and kind of holding their breath and crossing their fingers , seems to be much more rational. Most of the retailers seem to have their inventory issues under control. And with the early Easter and hopefully with a little good weather, maybe the business will stabilize a little

Gary Giblen - Goldsmith and Harris - Analyst

Okay, and then just finally, since you made it through he precipitous decline that happened across all retail and certainly women's apparel and the holidays, now you've fully adjusted your inventories and your buys and so forth, so is it, it could seem like you could actually be raising guidances in the sense that you made it through the --you beat the expectation on the toughest possible quarter and now you know what you're facing. Is there the possibility for upgraded guidance later on?

David Jaffe - Dress Barn Inc. - CEO, President

Well, at this point no. We just reaffirmed based on our visibility out for the rest of the spring. But certainly we're going to raise guidance at the next quarterly conference call. At this point I think it's pretty premature to do anything like that.

Gary Giblen - Goldsmith and Harris - Analyst

Thank. Congratulations on quite excellent results, really.

David Jaffe - Dress Barn Inc. - CEO, President

Thank you.

Operator

The next question comes from the like of Janet Kloppenburg with J.J.K Research. Please proceed.

Janet Kloppenburg - J.J.K. Research - Analyst

Hi guys.

David Jaffe - Dress Barn Inc. - CEO, President

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Hi, Janet.

Janet Kloppenburg - J.J.K. Research - Analyst

Hi, Congratulations, you really pulled out a better than expected result, and I'm happy about the current trends. I'm a little confused on a couple things, for the second half, David, did you say that you expect comps to be flat at Dress Barn and up 5% at Maurices' or was that a total number?

David Jaffe - Dress Barn Inc. - CEO, President

The flat number is for DB Inc., and we're projecting down 3% for Dress Barn division and up 5% for Maurices' for the entire spring season.

Janet Kloppenburg - J.J.K. Research - Analyst

But it sounds like both businesses are running at better levels than that right now, is that right?

David Jaffe - Dress Barn Inc. - CEO, President

At this point the numbers don't mean much, Janet as you know.

Janet Kloppenburg - J.J.K. Research - Analyst

Well, the question I had, David, is do you think that maybe the sales are better here, because the build to Easter is earlier than it was last year at this time?

David Jaffe - Dress Barn Inc. - CEO, President

No.

Janet Kloppenburg - J.J.K. Research - Analyst

No. Why is that

David Jaffe - Dress Barn Inc. - CEO, President

Because I don't think we are seeing the build to Easter yet.

Janet Kloppenburg - J.J.K. Research - Analyst

Okay, you think it is too early?

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David Jaffe - Dress Barn Inc. - CEO, President

Yes. I think it is way too early.

Janet Kloppenburg - J.J.K. Research - Analyst

Okay, good. That is good to know. Keith, can you talk a little bit about your learnings this year, other than the macro even being tough and maybe in hindsight what you would have--how you would have configured your assortments versus how they came in? I'd love to just see the Monday--

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

Sure, Janet. Definitely what we would do is just restrategize in the way we're running our business and I addressed that up front and really buying closer and trying to work closer with our manufacturers to get product in a timely basis so we do not have to make commitments too far out, so we can get better reads and honestly, running our inventories a little bit tighter gives an opportunity to really see what is happening, and then jumping into areas that are doing well.

Certainly last fall, our expectations starting the season were much higher than they ended up. So, as a result if you're planning a business with a plus comp and you end up minus seven, is what has happened to us. We had too much fall product in the pipeline, that we had to start promoting and then it became a cycle that was very tough to get out of. So at this point by running the types of inventories in this strategy, of just tightening up everything and running close to the knee, we feel we are in a much better position going forward to really ring out all the margin that we can out of our inventory.

Janet Kloppenburg - J.J.K. Research - Analyst

Thank you. And Lisa, I think you have a really tough comparison coming up in March. I was just wondering if you had built in any new promotions or marketing events to maybe get you through with a strong trend.

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

Yes. We are up against a strong March. And as David mentioned, and as David had mentioned, last year we ran two mailers, one in February and one in March. This year based on the Easter shift, we did not run the February one. We're anniversarying it with a BOGO which allows us to make the March mailer about 80% larger than it was a year ago. So we will have a mailer, but to considerably more people So we feel that will help us significantly drive footsteps in the store , and coupled with that one of the initiative areas that we have been growing the past year is the We're-At-Work initiative, which also plays well into Easter selling and Easter dressing. So we think those two things combined will help us hurdle over the great March we had a year

Janet Kloppenburg - J.J.K. Research - Analyst

Okay. And David, are you seeing any more opportunities on the real estate front than maybe you had as business has toughened up for a lot of your competitors, are there any opportunities for rents to look more attractive, or locations to be offered to you that you didn't you could previously attain?

David Jaffe - Dress Barn Inc. - CEO, President

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Not quite like that, but we are seeing opportunities in two ways. One is that there are a fair number of chains that are either closing a lot of stores or going bankrupt and liquidating and so we're seeing that that type of fire sale on locations that in some cases that are of interest to us.

The other is when the center is being developed an the landlord lays it out and says, oh, I'm sorry, there's no room for you and then they come back six months later and says, oh, well a few people have pulled because they are opening as many stores or they have stopped opening up stores, we have been able to get either better locations or locations that we didn't think were going to be available to us. So in both cases, I think we'll see a few openings in the next couple of years as a result of that.

Janet Kloppenburg - J.J.K. Research - Analyst

And David, you said at board meetings, I guess that you're tossing around either an acquisition or looking at acquisitions as opposed to share repurchase. Could you sort of elaborate on that and maybe give us an idea of your inclinations and where you think that might eventually be resolved. How it might be resolved?

David Jaffe - Dress Barn Inc. - CEO, President

Well, at this point, Janet, there are a few companies out there that we think are good fits for us and we think that hopefully one or two of them might become available in the near future or might be open for discussions.

Janet Kloppenburg - J.J.K. Research - Analyst

Right.

David Jaffe - Dress Barn Inc. - CEO, President

So we need to watch those carefully, because if they happen it would be great, and we need to make sure we can conserve our cash that we're able to finance, especially in this environment, as acquisition of any size and if those don't pan out, and that could be next quarter, it could be next year, who knows. And we finally kind of throw up are hands a say, we don't really see anything possible,we would certainly look to reinvigorate our buyback program.

Janet Kloppenburg - J.J.K. Research - Analyst

Okay, So that's just, we wait and see.

David Jaffe - Dress Barn Inc. - CEO, President

Yes. Just the same way we are.

Janet Kloppenburg - J.J.K. Research - Analyst

The last question is for Armand. When you look at the--how your inventories are so clean right now, is there an opportunity for gross margins to lift at Dress Barn as we move through the rest of the season? If the sell throughs continue where they are right now.

Armand Correia - Dress Barn Inc. - CFO

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I would think there's a very good opportunity for margins to lift. I am putting a little pressure on my colleague who is across from me.

Janet Kloppenburg - J.J.K. Research - Analyst

You can't leverage occupancy if you (inaudible).

Armand Correia - Dress Barn Inc. - CFO

There you go.

David Jaffe - Dress Barn Inc. - CEO, President

That's right.

Janet Kloppenburg - J.J.K. Research - Analyst

All right. Congratulations. Have a good afternoon.

David Jaffe - Dress Barn Inc. - CEO, President

Thank you.

Operator

Your next question comes from the line of Chris Kim with J.P. Morgan. Please proceed.

Chris Kim - J.P. Morgan - Analyst

Hi, thanks. Good afternoon.

David Jaffe - Dress Barn Inc. - CEO, President

Hi, Chris.

Chris Kim - J.P. Morgan - Analyst

David,could you talk a little bit more about marketing spend just in terms of dollars. Sounds like we are continuing to see that increase year-over-yea. But it sounds like it is flattish on percent of a sales basis. Sorry if I messed that up.

David Jaffe - Dress Barn Inc. - CEO, President

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If you look at it on a year-over-year basis it is up. It's up dramatically more at Maurices' than at Dress Barn. I think Chris, you may remember when we're looking at it together we said we are trying to keep it at fixed percent of sales. So Dress Barn's increase as a result of that, because sales have been growing more slowly than Maurices' is smaller than Maurices' where we kept, we actually increase the percent of sales. So just to give you a sense for the six months, Maurices' marketing spend is up 58% where as for the six months, Dress Barn's only up 16%.

Chris Kim - J.P. Morgan - Analyst

Okay. And we have been hearing some retailers talk about some costing pressures from their sourcing partners and what not. Are you seeing any of that at all and what are your thoughts behind that?

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

Yes. We are definitely seeing some upward pressure in prices, especially out of China. And, what our focus has really been to make sure that the product is special and there's details. We want our merchandise, that if there's any kind of cost increases we are able to absorb them. We are are seeing slight increases not across the board, because business is tough out there also people are remaining competitive, but for the first time in a while we're seeing prices go up.

Chris Kim - J.P. Morgan - Analyst

Okay.

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

And the same at Maurices. I would say at Maurices across most major categories we are seeing some cost increases.

Chris Kim - J.P. Morgan - Analyst

Can you quantify at all perhaps?

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

It is initial passes and we are working very hard with manufacturers to hold them where the costs are, and as Keith said, working details into it so the customer perceived value is there. What I would say is it just requires a bit more negotiation and a bit more diligence on how much and where you are going to place goods. So it just requires more creativity, it doesn't mean you accept the prices, it just creates an opportunity to be a little bit more discerning and find a different way to do things.

Chris Kim - J.P. Morgan - Analyst

Lisa, could you talk ab little bit about the plus-size segment an how that is doing? And if you could break out that comp if you do track it that way.

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

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Actually, we don't really track it that way at this point in time. I can say that it has contributed anywhere from 25% to half the comps that we have increased, and really from a business standpoint it's developing and maturing as we anticipated it to. What we are finding is that unique product is definitely outperforming the basics, so when it's special, when it's fun and when it's young that product is very, very strong.

Chris Kim - J.P. Morgan - Analyst

That's for the whole business as well as--

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

The whole plus-size business.

Chris Kim - J.P. Morgan - Analyst

All right. The plus-size. Okay.

David Jaffe - Dress Barn Inc. - CEO, President

Chris, can I just add one comment to that? If you look at the entire plus-sized business versus the entire men's business last year, we had a dramatic increase in both sales as well as gross margin dollars and we expect that gap to widen even more, as we go into the spring season when we started winding down the men's business last year.

Chris Kim - J.P. Morgan - Analyst

Okay. All right. Thanks so much guys, and best of luck with the spring.

David Jaffe - Dress Barn Inc. - CEO, President

Thank you, Chris.

Operator

Your next question comes from the line of Mark Montagna with C.L King. Please Proceed.

Mark Montagna - C.l.King and Associates - Analyst

Just a question for David. In your introductory comments you mentioned you're expecting weak customer through spring and into fall. So, I'm focused more on the fall. Can you talk about just expand on that statement in terms of exactly what you mean by expecting weakness in the fall?

David Jaffe - Dress Barn Inc. - CEO, President

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Well, you know, Mark, I've got my crystal ball here, so let me just warm it up. We're just taking a cautious approach. So if people say--I don't want people to get the impression, well okay, you've taken the plan down for spring, but are you going to jack it right up again for fall? I want everyone to understand that we are still at this time, we're cautious on fall, because we don't see anything changing between now and say elections. Hopefully by the elections, new president, everybody will be all excited, we'll get that kind for traditional optimism we have with a new president to boost our--the economy a little bit and to also look at the Christmas numbers were up against, that we have a chance to be a little bit of a hero after last year's goat.

Mark Montagna - C.l.King and Associates - Analyst

Okay, then just a question toward Armand. I how you had mentioned, talked about the operating margins for both Dress Barn and Maurices'. Did you say where you expected them to be for the full year, for fiscal '08?

Armand Correia - Dress Barn Inc. - CFO

I did not, But given the guidance that David reaffirmed, it probably, and I'd like to say, I am pretty confident that Maurice's still has the ability to get to that 12% operating margin. Last year I think they were up in the--had a 12.5% operating margin and still think that is within striking distance. And obviously because of the first half, for Dress Barn stores, I think a 5% to 6% is in that range. Certainly if we achieve our estimate for the spring season.

Mark Montagna - C.l.King and Associates - Analyst

Okay. All . That was all I needed.

David Jaffe - Dress Barn Inc. - CEO, President

Thanks, Mark Your next question comes from the line of Shaun Smolarz with Sidoti and Company.

Shaun Smolarz - Sidoti and Company - Analyst

Hi. Good afternoon everyone.

David Jaffe - Dress Barn Inc. - CEO, President

Hi, Shaun.

Shaun Smolarz - Sidoti and Company - Analyst

My first question is, considering the challenging retail environment, what are some ways that you are controlling cost?

David Jaffe - Dress Barn Inc. - CEO, President

First and foremost, the big variable cost we have is our store payroll. Unfortunately most of our 95% plus of our rents are fixed, so once you get past your cost of good sold, your occupancy expense, your next biggest expense you have is your payroll. So we try to really control selling costs and then beyond that it's the little things that we are doing every day. We have this new campaign internally we call Faster-Better-Cheaper. Trying to come up with ideas to cut costs. Armand, George and I, George Goldfarb up in (inaudible) chair these cost savings committees and in an environment like this we get a little more aggressive at trying to go after costs and reviewing the budgets on a regular basis to make sure people aren't stepping over their bounds.

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Shaun Smolarz - Sidoti and Company - Analyst

And what do you think has contributed to the business showing some recent improvement?

David Jaffe - Dress Barn Inc. - CEO, President

I think part of it is we were able to transition well. We took our lumps back in December and January. So as we came into February, the inventories were very good, so we were able to bring out spring merchandise. And as Keith and Lisa said, the reads are pretty good. We're pleased. It's not perfect, and we're not going to change our guidance based on a few weeks in February. But I think what's happened is when the customers come in, she hasn't been able to get those great deals that she got in December and January, so when we have offered her fresh fashion for spring, she's been willing to pay full price or wok a combination with some of the mailers we've some of the promos we've done to entice her make a purchase.

Shaun Smolarz - Sidoti and Company - Analyst

And then does the current expansionary economic fiscal monetary polices give you any more optimism over the short term?

David Jaffe - Dress Barn Inc. - CEO, President

Over the short term, no. You know, long term, I think any kind of expansionary policy even if you look at the rebates, they they're promising everybody later this spring. It takes awhile for those to filter out and anything done on a national basis I think is going to get to our consumer very, very slowly and almost in an indiscernible amount.

Shaun Smolarz - Sidoti and Company - Analyst

Okay, then one last question this one for Armand. Do you have the dollar amount for the one time tax gain for the quarter ?

Armand Correia - Dress Barn Inc. - CFO

Yes. It is approximately $1.9 million dollars. And that would obviously be after tax because it affects the tax rate.

Shaun Smolarz - Sidoti and Company - Analyst

Okay

David Jaffe - Dress Barn Inc. - CEO, President

Shawn.

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Operator

Your next question comes from the line of Erin Moloney with Merriman Curhan Ford. Please proceed.

Erin Moloney - Merriman Curhan Ford - Analyst

Hi. Good afternoon.

David Jaffe - Dress Barn Inc. - CEO, President

Hi, Erin. How are you.

Erin Moloney - Merriman Curhan Ford - Analyst

Good. Thank you. Couple of questions. First, just a clarification, David, I'm sorry, I missed what you said where the planned open and closures for the Dress Barn chain for Spring.

David Jaffe - Dress Barn Inc. - CEO, President

Dress Barn open and closures for the spring, are 19 openings and eight closings.

Erin Moloney - Merriman Curhan Ford - Analyst

Eight closings. Okay. Thanks. And I guess this is mostly for Lisa. Just looking at the Maurices business over the quarter, I am just trying to get a little better understanding where the business was disappointing December and what you were able to do to help see the rebound in January and then into February.

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

The disappointing business in December really came from true holiday like product. So it wasn't the kind of the products that would really move forward into the January and February selling cycle. We saw the categories like heavy sweaters and more embellished items slowing down, so we did not have a lot, we were not over inventoried in December, but they did not meet our expectations, but those would not be driving categories for January or February. What turned the business in January and February was really the percentage of spring ownership we owned , and offering newness of color, newness of variety and a consistent receipt flow to the stores to satisfy the people each time they came in with

Erin Moloney - Merriman Curhan Ford - Analyst

Okay, great. That's helpful. And then I was curious if you guys had given any more thought to possibly launching E commerce businesses for either of the chains?

David Jaffe - Dress Barn Inc. - CEO, President

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It is something we are looking into, Erin. But I can assure you if we do it, we won't do it the way we did when we first tried it, where we tried to do it internally. There's some great tools out there now, there's some great third party firms that we think--that we've been in contact with and it is something that w are looking to .

Erin Moloney - Merriman Curhan Ford - Analyst

Okay, great. Thank you very much.

David Jaffe - Dress Barn Inc. - CEO, President

Thanks, Erin.

Operator

Your next question comes from the line of Robin Murchinson with SunTrust Robinson Humphrey. Please proceed.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

Hey. Good afternoon. Congratulations.

David Jaffe - Dress Barn Inc. - CEO, President

Hey, Robin. How are you.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

Good. Glad to hear your comments today. A couple of things, one is, you do indicate the spring comps, minus three, plus five. Spring I define as April, so it doesn't make--it isn't guidance on the fourth quarter per se.

David Jaffe - Dress Barn Inc. - CEO, President

It is. It is. When we say spring, Robin--I don't mean to cut you off, we are saying the entire season, which starts from the first day of our third quarter to the last day of our fourth quarter.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

Okay, good. I just wanted to get that clarified. And then for Keith, presumably you--the quarter that just ended was more macro affected than merchandise selection affected. The stores are cleaned up. I mean correct me if I am wrong, but the stores are cleaned up inventory wise and I am just wondering with the rebound or the pick up in business in February, do you think it could be a matter of sort of pent demand and perhaps less competition amongst your peers, given that everybody's gotten inventory in order presumably.

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Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

No. I don't think so, Robin. I think part of the reason our business definitely picked up is the composition in the inventory and the stores change. We are not offering the levels clearance and the discounts that we had last year, so the stores are cleaned up. We are getting some nicer reads, certainly better than the reads we had going into the fall season on product. And you know we'll see how that all plays out, through the course of the season. I think our composition internally is what is leading to our improved sales at this point.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

The fact that the stores have less clearance.

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

We have much less clearance. A nice assortment of new spring merchandise presented well in the stores. And that where the customer--because they are inundated with clearance at various prices, we're able to really give that merchandise room to breathe and let the customer select that. So I think more than anything else by far, that's what is causing the sales to achieve out.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

And just if I called out trapeze and baby doll as a positive.

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

Yes.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

And that trend I think is sort of on the wane. Is that just indicative of our customer adopting that trend a little later?

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

I think she takes it a little bit later, but there's still--we are pleased with the results that we are still getting in those types of silhouettes and looks. Certainly baby dolls have been around, some of the more updated trapeze shapes are newer and they look good. I just think we have to wait and see what happens. We're kind of pleased with some of the results we've seen in those categories.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

And just one last question. Are there one or two colors that you--that are call outs?

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

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Yes. Aqua is doing very well and I think it is going to be another strong pink year, from the indications we have seen. And thanks to the Academy Awards, I think red will be good.

David Jaffe - Dress Barn Inc. - CEO, President

Yes. Right. Right.

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

So we are as usual, we're selling black and white, but we are pleased with our color indications to start the spring. And you know, last year, it was a very neutral black, white and tough season, but this year hopefully, color will help drive the business a little more.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

Terrific. Thank you. Congratulations.

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

Lisa, did you want to add on to that?

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

I can.

Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

You know, because it is a little different. Why don't you give your take on the colors for spring as well.

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

The colors for Maurices' actually are some of the new fashion colors. We've been very excited as to how they've come out of the box. Purples are very good across all categories at Maurice's. As are different shades of green, from bright preppy greens to more acidy greens. So greens and purples have been very good. As have neutrals continued to be very strong with browns. Brown being a very strong color, surprising us to the degree how strong brown has been. Then as Keith said, turq has also been a good color for us.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

LIsa? Hello?

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

Yes.

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Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

Can I just ask you this. Are you seeing any change in the bottoms business? Everything's still denim driven, right?

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

Actually for the spring season, casual bottoms do begin to open up. So denim is still key in casual bottoms as a long leg alternative, or a long pant alternative and that's still driven by five pocket book as well as a flare leg opening. And then at this time of the year, shorts begin to open up and shorts play much stronger in other casual fabrics. Pattern shorts, plaid shorts are very good out of the box as are non denim twill shorts. So the non denim casual fabrics pick up very nicely for the spring season.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

The long pants still remain, there is no movement towards twill or anything like that?

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

No.

Robin Murchinson - SunTrust Robinson Humphrey Capital Markets - Analyst

All right. Thank you so much.

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

No problem.

David Jaffe - Dress Barn Inc. - CEO, President

Thanks, Robin.

Operator

Your next question comes from the line of John [Hocken] with Whitney. Please proceed.

John Hocken - Whitney - Analyst

David, a couple of these questions got hit on. But just real quick. On the gross margin, and I caught the numbers late, but it sounds like last year it was about a 320 basis point hit to in effect being over inventoried. Is that the right way to think about it?

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David Jaffe - Dress Barn Inc. - CEO, President

Yes. Over inventoried and under demanded

John Hocken - Whitney - Analyst

Right. So let's say we get the inventories back in line for spring, which sounds like you guys have done. Should we expect you to recoup that 32 or--

David Jaffe - Dress Barn Inc. - CEO, President

No. No. No. What we hope to do is get back LY levels.

John Hocken - Whitney - Analyst

Okay, and where would that be?

David Jaffe - Dress Barn Inc. - CEO, President

We just want to get ourselves back to where we were last spring, albeit at a lower sales for Dress Barn, I said, we're going to be down 3%.

John Hocken - Whitney - Analyst

Right.

David Jaffe - Dress Barn Inc. - CEO, President

But if we can maintain the same margin, that would be pretty good.

John Hocken - Whitney - Analyst

Okay, In terms of the acquisition front. Two quick questions on that. Have seller expectations come in the line yet? A lot of what we've heard is that seller expectations were still too high.

David Jaffe - Dress Barn Inc. - CEO, President

I can't answer that because we haven't gotten that far with anyone to have that discussion. And from my knowledge nothing is traded so we've got no benchmarks to go by.

John Hocken - Whitney - Analyst

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Right. Okay and have you spent any time--you might not have, but understanding if there is any leverage out there? In terms of the debt markets?

David Jaffe - Dress Barn Inc. - CEO, President

There is some, but not as much as there have been six months ago. We've spoken to our bankers, they're saying all the right things,. I do believe there's this caution that overhangs everything, so there's a big caveat before they even start talking. Well if this, if that, we could lend you this. So we're not taking anything for granted.

John Hocken - Whitney - Analyst

Okay. That's helpful. Thanks so much.

David Jaffe - Dress Barn Inc. - CEO, President

Thank you.

Operator

And your next question comes from the line of Mark Bettinger with Stanford Group. Please proceed.

Mark Bettinger - Stanford Group. - Analyst

Hi everyone.

David Jaffe - Dress Barn Inc. - CEO, President

Hi, Mark.

Mark Bettinger - Stanford Group. - Analyst

Keith and Lisa. The idea of new and different merchandise. A lack of excitement in the merchandise has been, has been talked about an awful lot. Is there anything that you can discuss in the different brands of what really is different as opposed to last year's spring that would be new and exciting and what percent of the inventory if would comprise?

Lisa Rhodes - Dress Barn Inc. - Chief Merchandising Officer, Maurice's

I'll give it a shot. I think you have to be careful in how each customer perceives what is new. So new to each target customer is what's paramount. The greatest way to get a read from a customer or the impression of a customer that it is new, is color. So at Maurices' we are going to change our color more frequently and we are going to offer--therefore offering more variety of color each eight weeks. So I think that is a big way to entice someone to by to look new for her. The other things are balancing the amount of patterns to solid and patterns can be very different. It can be retro florals which I think you have heard me mention in the past. It can be fun playful florals. It has been a while that stripes have been in play and we are starting to see a lot of excitement in stripes. And that would be new for the customer. So I haven't--I haven't seen as much newness in silhouette. I am seeing a bit more in cleaning up of silhouettes and becoming a bit more conservative in silhouette. And going back to tried and true as Keith mentioned, whether the M silhouette or the basic V or the scoop necks. So the silhouette doesn't have to be exciting the newness will come from how she layers it, how she puts it together, and the color choices that we'll offer it in.

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Keith Fulsher - Dress Barn Inc. - Chief Merchandising Officer, Dress Barn

I agree with everything that Lisa said, the only category I would add on is the whole casual and career jacket business. There is a whole lot of fashion going on there. It's been a business that has been growing for the past year, continues to look good and grow. Not something--a category, there's still room in the customer's closet for that. So that is still a growth opportunity for us.

Mark Bettinger - Stanford Group. - Analyst

Okay great. And Armand, the $1.05 to $1.10 that includes the $0.03 gain?

Armand Correia - Dress Barn Inc. - CFO

I'm sorry. Say that again?

Mark Bettinger - Stanford Group. - Analyst

The guidance? That includes the $0.03 gain?

Armand Correia - Dress Barn Inc. - CFO

No. It does not.

Mark Bettinger - Stanford Group. - Analyst

It excludes the gain. Hi, David.

David Jaffe - Dress Barn Inc. - CEO, President

Hey, Mark.

Mark Bettinger - Stanford Group. - Analyst

All right. Bye.

David Jaffe - Dress Barn Inc. - CEO, President

Bye.

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Operator

Your final question comes from the line of [Brian Ronnick] with BLR Capital Market. Please proceed.

Brian Ronnick - BLR Capital Markets - Analyst

Hey, guys, two quick questions. Armand, you mentioned inventory at cost and per square foot. Is that units in dollars?

Armand Correia - Dress Barn Inc. - CFO

That is correct.

Brian Ronnick - BLR Capital Markets - Analyst

And David, I just--because you guys are so strip center based , relative to the more favorable weather we have had this February with snow, could you kind of put some sort of number or characterize if it's impacted your business positively, negatively, net neutral for the month of

David Jaffe - Dress Barn Inc. - CEO, President

It is a good question. It is a tough one to quantify, because we certainly have had a couple of snowstorms. We have also had some really cold weather, unseasonably cold weather. So I think it all works out in the wash.

Brian Ronnick - BLR Capital Markets - Analyst

Okay.

David Jaffe - Dress Barn Inc. - CEO, President

You know around here, we're not too concerned about February, but we're doing the sun dance for March, because of the early Easter.

Brian Ronnick - BLR Capital Markets - Analyst

Understood. It's like Christmas, I guess.

David Jaffe - Dress Barn Inc. - CEO, President

For Dress Barn in particular, it really is.

Brian Ronnick - BLR Capital Markets - Analyst

Okay, great. I wish you guys the best and I appreciate the call.

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David Jaffe - Dress Barn Inc. - CEO, President

Thank you.

Operator

(OPERATOR INSTRUCTIONS)

David Jaffe - Dress Barn Inc. - CEO, President

Okay, operator, no more questions?

Operator

No, sir. At this time we do not have any further questions. At this time I will turn it over to management for any closing remarks.

David Jaffe - Dress Barn Inc. - CEO, President

Thank you, very much everyone for your interest and we look forward to speaking with you at the end of our third quarter.

Operator

This concludes today's presentation. You may now disconnect. Everyone have a great day.

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